UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2014

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

Our company was indebted to JDF Capital Inc. (“JDF”) for funds provided to us in the amount of USD$672,000 pursuant to the conditions of a securities purchase agreement dated March 1, 2013 (the “SPA”), among our company and JDF.

On October 31, 2013, JDF entered into a securities assignment agreement (the “Assignment Agreement”) with us and Blue Citi LLC (“Blue”), where the parties agreed to assign an aggregate of $150,000 of the SPA to Blue.

On January 15, 2014, we received a notice of conversion from Blue to convert the remaining USD$26,100 outstanding due to Blue into 1,601,227 shares of our company’s common stock at a deemed conversion rate of USD$0.0163 per share, pursuant to the conversion terms in the SPA and the Assignment Agreement.

On January 15, 2014 we issued 1,601,227 to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of February 19, 2013 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on February 25, 2013).

10.2	Assignment Agreement dated October 31, 2013 among Lithium Exploration Group, Inc., Blue Citi LLC and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on February 25, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/Alex Walsh
Alex Walsh
President and Director

Date: January 22, 2014